Exhibit 99.2

Belo’s Monthly Revenue and Statistical Report September 2006

          DALLAS, Oct. 19 /PRNewswire-FirstCall/ -- Belo Corp. (NYSE: BLC) today issued its statistical report for the month of September.  Consolidated revenue for September decreased 1.7 percent versus September of last year.

          Television Group revenue increased 4.3 percent in September versus last year, with a 12 percent increase in spot revenue.  Local spot increased 3.9 percent versus September of the prior year, national spot increased 1.6 percent and political revenues were $5.6 million.  Advertising revenues from Belo’s Television Group Web sites increased 35 percent in September 2006 versus September 2005.

          Newspaper Group total revenue decreased 6.9 percent for the month of September versus the prior year, with a 7.4 percent decrease in advertising revenue.  Online advertising revenue, which is  included in advertising revenue, increased 41 percent in September 2006 versus September 2005.

          At The Dallas Morning News, total revenue decreased 8.9 percent in September versus last year, including an estimated $1.2 million in incremental circulation revenue associated with the change from a buy-sell arrangement with contractors to a fee-for-delivery distribution system.  Advertising revenues, which were not affected by the increase in circulation revenue, decreased 11 percent in September 2006 versus September 2005.  Interactive advertising revenue growth was strong again in September, increasing 33 percent.  Retail full-run ROP revenue decreased 7.8 percent with strength in the construction and computers categories and weakness in the insurance and professional services categories.  General full-run ROP revenue decreased 36 percent in September versus last year with about 14 points of the variance related to one-time Hurricane Katrina advertising in September 2005. Within general, strength in the media and telecom categories was offset by decreases in the financial and professional services categories.  Classified revenue decreased 5.4 percent versus the prior year with decreases in classified employment, classified real estate and classified automotive.  Part-run advertising increased 45 percent in September and is mostly related to new products launched at The Dallas Morning News.

          At The Providence Journal, advertising revenue decreased 4.6 percent in September 2006 versus September 2005, with total revenue down 5.2 percent.  Interactive advertising revenue in Providence increased over 70 percent in September 2006 versus last year led by a 92 percent increase in classified employment.

          At The Press-Enterprise, advertising revenues were flat in September 2006 versus September 2005 with total revenue down 2.3 percent.  Classified real estate revenue increased 67 percent in September, the eighth consecutive month it has increased by double digits.  Advertising revenue associated with The Press Enterprise’s Web sites increased more than 50 percent in September.

          About Belo

          Belo Corp. is one of the nation’s largest media companies with a diversified group of market-leading television, newspaper, cable and interactive media assets.  A Fortune 1000 company  with 7,400 employees and more than $1.5 billion in annual revenues, Belo operates in some of America’s most dynamic markets in Texas, the Northwest, the Southwest, the Mid-Atlantic and Rhode Island.  Belo owns 19 television stations, six of which are in the 15 largest U.S. broadcast markets.  The Company also owns or operates seven cable news channels and manages one television station through a local marketing agreement.  Belo’s daily newspapers are The Dallas Morning News, The Providence Journal, The Press-Enterprise (Riverside, CA) and the Denton Record-Chronicle (Denton, TX).  The Company also publishes specialty publications targeting young adults, and the fast-growing Hispanic market, including Quick and Al Dia in Dallas/Fort Worth, and El D and La Prensa in Riverside.  Belo operates more than 30 Web sites associated with its operating companies.  Additional information is available at http://www.belo.com or by contacting Carey Hendrickson, vice president/Investor Relations & Corporate Communications, at 214-977-6626.

          Statements in this communication concerning Belo’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends, capital expenditures, investments, future financings, or other financial and non-financial items that are not historical facts, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements.

          Such risks, uncertainties and factors include, but are not limited to, changes in capital market conditions and prospects, and other factors such as changes in advertising demand, interest rates and newsprint prices; newspaper circulation matters, including changes in readership, and audits and related actions (including the censure of The Dallas Morning News) by the Audit Bureau of Circulations; technological changes, including the transition to digital television and the development of new systems to distribute television and other audio-visual content; development of Internet commerce; industry cycles; changes in pricing or other actions by competitors and suppliers; regulatory changes; adoption of new accounting standards or changes in existing accounting standards by the Financial Accounting Standards Board or other accounting standard-setting bodies or authorities; the effects of Company acquisitions and dispositions; the recovery of the New Orleans market (where the Company owns and operates market-leading television station WWL-TV, the CBS affiliate) from the effects of Hurricane Katrina; general economic conditions; and significant armed conflict, as well as other risks detailed in Belo’s other public disclosures, and filings with the Securities and Exchange Commission (“SEC”) including the Annual Report on Form 10-K.

Belo
Monthly Revenue and Statistics
September 2006

Revenue (Note 1):
  (Dollars in thousands)

	September			YTD

	2006	2005	Change	2006	2005	Change

Number of Sundays	4	4	—	39	39	—
Net Operating Revenues
Television Group*	64,435	61,782	4.3%	547,155	511,788	6.9%
Newspaper Group	66,112	71,024	-6.9%	604,520	602,046	0.4%
Total Net Operating Revenues	130,547	132,806	-1.7%	1,151,675	1,113,834	3.4%
Television Group*
Spot Revenue	58,209	51,943	12.1%	492,773	460,363	7.0%
All Other Revenue	6,226	9,839	-36.7%	54,382	51,425	5.8%
Total Television Group	64,435	61,782	4.3%	547,155	511,788	6.9%
Newspaper Group
Ad Revenue	54,432	58,781	-7.4%	496,738	503,093	-1.3%
All Other Revenue	11,680	12,243	-4.6%	107,782	98,953	8.9%
Total Newspaper Group	66,112	71,024	-6.9%	604,520	602,046	0.4%

Supplemental Newspaper
     Advertising Revenue Data

	September% Change				YTD % Change

	DMN	PJ	PE	Group	DMN	PJ	PE	Group

Retail**	-7.8%	-10.6%	-13.1%	-9.2%	-8.7%	-5.8%	-3.5%	-7.2%
General**	-36.4%	-44.9%	-32.6%	-36.2%	-2.1%	-35.6%	-16.6%	-6.4%
Classified Total	-5.4%	3.3%	11.8%	0.6%	-3.4%	3.1%	5.7%	0.1%
Automotive	-7.8%	-19.7%	-20.1%	-11.4%	-15.4%	-15.7%	-13.4%	-15.1%
Employment	-7.4%	-2.9%	-16.2%	-8.6%	5.3%	-6.6%	-4.2%	0.4%
Real Estate	-2.8%	0.5%	67.1%	16.9%	-3.6%	11.0%	28.3%	9.3%
Total Advertising Revenue	-10.6%	-4.6%	0.0%	-7.4%	-2.6%	0.0%	1.5%	-1.3%

Note 1:	Certain amounts have been reclassified to conform to the current year presentation.
*	This segment includes Belo’s television stations and cable news operations.
**	Does not include internet-related revenue.
DMN - The Dallas Morning News
PJ - The Providence Journal
PE - The Press-Enterprise

Linage (Note 1):

	September			YTD

	2006	2005	Change	2006	2005	Change

Number of Sundays	4	4	—	39	39	—
FULL RUN ROP
(Measured in six- column SAU inches)
The Dallas Morning News (Note 2)
Retail	68,729	79,108	-13.1%	581,011	682,932	-14.9%
General	17,993	29,951	-39.9%	184,757	231,089	-20.0%
Classified	112,122	123,896	-9.5%	1,026,529	1,109,335	-7.5%
TOTAL	198,844	232,955	-14.6%	1,792,297	2,023,356	-11.4%
The Providence Journal
Retail	51,808	58,673	-11.7%	443,567	485,557	-8.6%
General	1,802	3,746	-51.9%	22,325	37,637	-40.7%
Classified	39,409	43,396	-9.2%	343,019	376,553	-8.9%
TOTAL	93,019	105,815	-12.1%	808,911	899,747	-10.1%
The Press-Enterprise
Retail	20,591	28,057	-26.6%	206,093	231,314	-10.9%
General	8,034	12,836	-37.4%	83,071	104,269	-20.3%
Classified	84,450	84,078	0.4%	719,607	719,429	0.0%
TOTAL	113,075	124,971	-9.5%	1,008,771	1,055,012	-4.4%

Note 1:	Certain amounts have been reclassified to conform to the current year presentation.

Note 2:

Linage is for The Dallas Morning News newspaper only.  Linage for the Denton Record-Chronicle, Al Dia, and Quick is not included due to the difference in their circulation versus The Dallas Morning News.

Source:	Internal Records

SOURCE  Belo Corp.
          -0-                                                            10/19/2006
          /CONTACT:  Carey Hendrickson, vice president - Investor Relations & Corporate Communications of Belo Corp., +1-214-977-6626/ /First Call Analyst: Carey P. Hendrickson
          /Web site:  http://www.belo.com /